For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

TUESDAY, OCTOBER 23, 2018

IDEX REPORTS RECORD THIRD QUARTER RESULTS;
Q3 SALES UP 8 PERCENT OVERALL AND 9 PERCENT ORGANICALLY;
Q3 REPORTED EPS WAS $1.37 WITH ADJUSTED EPS OF $1.41

LAKE FOREST, IL, OCTOBER 23 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended September 30, 2018.

Third Quarter 2018 Highlights

•	Orders were up 7 percent overall and 8 percent organically

•	Sales were up 8 percent overall and 9 percent organically

•	Reported operating margin was 23.3 percent with adjusted operating margin of 24.0 percent, up 200 bps

•	Reported EPS was $1.37 with adjusted EPS of $1.41, up 31 percent

Third Quarter 2018

Orders of $615.1 million were up 7 percent compared with the prior year period (+8 percent organic and -1 percent foreign currency translation).

Sales of $622.9 million were up 8 percent compared with the prior year period (+9 percent organic and -1 percent foreign currency translation).

Gross margin of 45.0 percent was up 10 basis points compared with the prior year period primarily due to productivity initiatives and volume leverage, partially offset by higher engineering costs.

Operating income of $145.1 million resulted in an operating margin of 23.3 percent. Excluding $4.6 million of restructuring expenses, adjusted operating income was $149.8 million with an adjusted operating margin of 24.0 percent, up 200 basis points compared with the prior year period primarily due to lower amortization and consulting expenses. Adjusted operating income drove adjusted EBITDA of $167.4 million which was 27 percent of sales and covered interest expense by 15 times.

Provision for income taxes of $26.9 million in the third quarter of 2018 resulted in an effective tax rate (ETR) of 20.2 percent, which was lower than the prior year period ETR of 26.4 percent primarily due to the enactment of U.S. tax reform in 2017 as well as a higher excess tax benefit from stock option exercises in the third quarter of 2018.

Net income was $106.4 million which resulted in EPS of $1.37. Excluding restructuring expenses, adjusted EPS of $1.41 increased 33 cents, or 31 percent, from prior year period EPS.

Cash from operations of $133.3 million led to free cash flow of $114.4 million, which was down 1 percent from the prior year period and 104 percent of adjusted net income. The decrease in free cash flow was primarily due to a discretionary defined benefit pension contribution of $10.3 million along with higher capital expenditures in the third quarter of 2018.

The Company repurchased 210 thousand shares of common stock for $31.2 million in the third quarter.

“Continued strength across most end markets helped produce another quarter of excellent operating results for IDEX. Overall demand remained solid which helped deliver strong organic order and sales growth of 8 percent and 9 percent, respectively, our second consecutive quarter posting these organic growth rates. FMT and FSDP both achieved double-digit organic revenue growth rates, while HST realized mid-single digit organic revenue growth. Adjusted operating margin increased 200 basis points with robust margin expansion across all three segments. Third quarter adjusted EPS of $1.41 was a record and approximately 10 cents above the midpoint of our previous guidance, 6 cents of which was operational over-performance while 4 cents was due to a lower effective tax rate compared with our prior guidance.

We remain committed to fund our most encouraging organic opportunities across the Company, which was evidenced by record capital expenditures in the third quarter. This focus on organic growth has now led to nine consecutive quarters of organic order expansion and seven consecutive quarters of organic sales growth. M&A continues to be a top priority for the Company and the acquisition funnel is healthy. With gross debt-to-EBITDA of 1.3 times, our balance sheet stands ready and is able to support our disciplined capital deployment strategy. In the quarter, we distributed $33 million in dividends to shareholders and repurchased 210 thousand shares of common stock for approximately $31 million.

Based on our strong third quarter operating results, we are raising our full year organic revenue growth expectations to approximately 8 percent, with approximately 5 to 6 percent expected in the fourth quarter. We are also increasing full year EPS guidance to $5.35 to $5.37, with fourth quarter EPS of $1.25 to $1.27. Our EPS guidance assumes a higher than expected fourth quarter tax rate of 26 percent due to potential changes in certain assumptions associated with the 2017 tax reform.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

Third Quarter 2018 Segment Highlights

Fluid & Metering Technologies

•	Sales of $239.2 million reflected an 8 percent increase compared to the third quarter of 2017 (+12 percent organic, -3 percent divestiture and -1 percent foreign currency translation).

•
Operating income of $69.8 million resulted in an operating margin of 29.2 percent. Excluding $0.8 million of restructuring expenses, adjusted operating income was $70.6 million with an adjusted operating margin of 29.5 percent, a 140 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $74.8 million resulted in an EBITDA margin of 31.3 percent. Excluding $0.8 million of restructuring expenses, adjusted EBITDA of $75.6 million resulted in an adjusted EBITDA margin of 31.6 percent, an 80 basis point increase compared to the prior year period.

Health & Science Technologies

•	Sales of $222.4 million reflected a 7 percent increase compared to the third quarter of 2017 (+6 percent organic, +2 percent acquisition and -1 percent foreign currency translation).

•
Operating income of $49.1 million resulted in an operating margin of 22.1 percent. Excluding $3.1 million of restructuring expenses, adjusted operating income was $52.2 million with an adjusted operating margin of 23.5 percent, a 130 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $57.7 million resulted in an EBITDA margin of 26.0 percent. Excluding $3.1 million of restructuring expenses, adjusted EBITDA of $60.8 million resulted in an adjusted EBITDA margin of 27.4 percent, a 70 basis point decrease compared to the prior year period.

Fire & Safety/Diversified Products

•	Sales of $161.8 million reflected a 10 percent increase compared to the third quarter of 2017 (+11 percent organic and -1 percent foreign currency translation).

•
Operating income of $44.7 million resulted in an operating margin of 27.6 percent. Excluding $0.1 million of restructuring expenses, adjusted operating income was $44.8 million with an adjusted operating margin of 27.7 percent, a 300 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $47.9 million resulted in an EBITDA margin of 29.6 percent. Excluding $0.1 million of restructuring expenses, adjusted EBITDA of $48.0 million resulted in an adjusted EBITDA margin of 29.7 percent, a 320 basis point increase compared to the prior year period.

For the third quarter of 2018, Fluid & Metering Technologies contributed 38 percent of sales, 43 percent of operating income and 41 percent of EBITDA; Health & Science Technologies accounted for 36 percent of sales, 30 percent of operating income and 32 percent of EBITDA; and Fire & Safety/Diversified Products represented 26 percent of sales, 27 percent of operating income and 27 percent of EBITDA.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2018
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	8%	7%	10%	8%	8%	10%	12%	10%
- Net impact from acquisitions/divestitures	(3)%	2%	—%	—%	(2)%	1%	—%	—%
- Impact from FX	(1)%	(1)%	(1)%	(1)%	1%	2%	3%	2%
Change in organic net sales	12%	6%	11%	9%	9%	7%	9%	8%

Table 2: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	Three Months Ended September 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$69,755	$49,144	$44,726	$(18,492)	$145,133	$61,988	$46,073	$36,199	$(17,756)	$126,504
+ Restructuring expenses	827	3,116	60	618	4,621	—	—	—	—	—
Adjusted operating income (loss)	$70,582	$52,260	$44,786	$(17,874)	$149,754	$61,988	$46,073	$36,199	$(17,756)	$126,504

Net sales (eliminations)	$239,213	$222,426	$161,832	$(583)	$622,888	$220,953	$207,127	$146,599	$(189)	$574,490

Reported operating margin	29.2%	22.1%	27.6%	n/m	23.3%	28.1%	22.2%	24.7%	n/m	22.0%
Adjusted operating margin	29.5%	23.5%	27.7%	n/m	24.0%	28.1%	22.2%	24.7%	n/m	22.0%

	Nine Months Ended September 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$207,149	$153,519	$130,162	$(61,183)	$429,647	$179,830	$134,605	$106,022	$(53,149)	$367,308
+ Restructuring expenses	1,313	5,298	427	1,213	8,251	1,566	3,028	73	130	4,797
Adjusted operating income (loss)	$208,462	$158,817	$130,589	$(59,970)	$437,898	$181,396	$137,633	$106,095	$(53,019)	$372,105

Net sales (eliminations)	$714,346	$670,904	$485,305	$(983)	$1,869,572	$658,905	$611,215	$432,029	$(741)	$1,701,408

Reported operating margin	29.0%	22.9%	26.8%	n/m	23.0%	27.3%	22.0%	24.5%	n/m	21.6%
Adjusted operating margin	29.2%	23.7%	26.9%	n/m	23.4%	27.5%	22.5%	24.6%	n/m	21.9%

Table 3: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reported net income	$106,352	$83,768	$312,436	$243,511
+ Restructuring expenses	4,621	—	8,251	4,797
+ Tax impact on restructuring expenses	(1,130)	—	(2,003)	(1,529)
Adjusted net income	$109,843	$83,768	$318,684	$246,779

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reported diluted EPS	$1.37	$1.08	$4.02	$3.15
+ Restructuring expenses	0.06	—	0.11	0.06
+ Tax impact on restructuring expenses	(0.02)	—	(0.03)	(0.02)
Adjusted diluted EPS	$1.41	$1.08	$4.10	$3.19

Diluted weighted average shares	77,709	77,523	77,717	77,246

Table 4: Reconciliations of EBITDA to Net Income (dollars in thousands)

	Three Months Ended September 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$69,755	$49,144	$44,726	$(18,492)	$145,133	$61,988	$46,073	$36,199	$(17,756)	$126,504
- Other (income) expense - net	411	780	342	(599)	934	230	(970)	1,044	1,349	1,653
+ Depreciation and amortization	5,500	9,381	3,541	184	18,606	6,192	11,189	3,709	190	21,280
EBITDA	74,844	57,745	47,925	(17,709)	162,805	67,950	58,232	38,864	(18,915)	146,131
- Interest expense					10,958					11,064
- Provision for income taxes					26,889					30,019
- Depreciation and amortization					18,606					21,280
Reported net income					$106,352					$83,768

Net sales (eliminations)	$239,213	$222,426	$161,832	$(583)	$622,888	$220,953	$207,127	$146,599	$(189)	$574,490

Reported operating margin	29.2%	22.1%	27.6%	n/m	23.3%	28.1%	22.2%	24.7%	n/m	22.0%
EBITDA margin	31.3%	26.0%	29.6%	n/m	26.1%	30.8%	28.1%	26.5%	n/m	25.4%

	Nine Months Ended September 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$207,149	$153,519	$130,162	$(61,183)	$429,647	$179,830	$134,605	$106,022	$(53,149)	$367,308
- Other (income) expense - net	1,056	(280)	(3,324)	(1,017)	(3,565)	707	97	1,663	(750)	1,717
+ Depreciation and amortization	16,901	30,860	10,912	557	59,230	17,823	34,447	10,938	598	63,806
EBITDA	222,994	184,659	144,398	(59,609)	492,442	196,946	168,955	115,297	(51,801)	429,397
- Interest expense					33,098					33,920
- Provision for income taxes					87,678					88,160
- Depreciation and amortization					59,230					63,806
Reported net income					$312,436					$243,511

Net sales (eliminations)	$714,346	$670,904	$485,305	$(983)	$1,869,572	$658,905	$611,215	$432,029	$(741)	$1,701,408

Reported operating margin	29.0%	22.9%	26.8%	n/m	23.0%	27.3%	22.0%	24.5%	n/m	21.6%
EBITDA margin	31.2%	27.5%	29.8%	n/m	26.3%	29.9%	27.6%	26.7%	n/m	25.2%

Table 5: Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	Three Months Ended September 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$74,844	$57,745	$47,925	$(17,709)	$162,805	$67,950	$58,232	$38,864	$(18,915)	$146,131
+ Restructuring expenses	827	3,116	60	618	4,621	—	—	—	—	—
Adjusted EBITDA	$75,671	$60,861	$47,985	$(17,091)	$167,426	$67,950	$58,232	$38,864	$(18,915)	$146,131

Adjusted EBITDA margin	31.6%	27.4%	29.7%	n/m	26.9%	30.8%	28.1%	26.5%	n/m	25.4%

	Nine Months Ended September 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$222,994	$184,659	$144,398	$(59,609)	$492,442	$196,946	$168,955	$115,297	$(51,801)	$429,397
+ Restructuring expenses	1,313	5,298	427	1,213	8,251	1,566	3,028	73	130	4,797
Adjusted EBITDA	$224,307	$189,957	$144,825	$(58,396)	$500,693	$198,512	$171,983	$115,370	$(51,671)	$434,194

Adjusted EBITDA margin	31.4%	28.3%	29.8%	n/m	26.8%	30.1%	28.1%	26.7%	n/m	25.5%

Table 6: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Cash flows from operating activities	$133,327	$124,000	$120,697	325,753	$296,580
- Capital expenditures	18,888	8,515	10,959	39,856	28,054
Free cash flow	$114,439	$115,485	$109,738	$285,897	$268,526

Conference Call to be Broadcast over the Internet
IDEX will broadcast its third quarter earnings conference call over the Internet on Wednesday, October 24, 2018 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13675421.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures, other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results, particularly in light of the low levels of order backlogs it typically maintains; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX is a global fluidics leader serving high growth specialized markets. We are best known for our expertise in highly engineered fluidics systems and components, as well as for our expertise in fire and safety products including the Jaws of Life® family of rescue and recovery tools. Our products touch lives every day. Whether it’s a life-saving rescue operation, dispensing fresh juice to a first grader or fueling aircraft, IDEX is a leader in creating enabling technology used in many of the most common everyday activities. For more information, please visit www.idexcorp.com. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$622,888	$574,490	$1,869,572	$1,701,408
Cost of sales	342,655	316,560	1,025,320	935,612
Gross profit	280,233	257,930	844,252	765,796
Selling, general and administrative expenses	130,479	131,426	406,354	393,691
Restructuring expenses	4,621	—	8,251	4,797
Operating income	145,133	126,504	429,647	367,308
Other (income) expense - net	934	1,653	(3,565)	1,717
Interest expense	10,958	11,064	33,098	33,920
Income before income taxes	133,241	113,787	400,114	331,671
Provision for income taxes	26,889	30,019	87,678	88,160
Net income	$106,352	$83,768	$312,436	$243,511

Earnings per Common Share:
Basic earnings per common share	$1.39	$1.09	$4.07	$3.19
Diluted earnings per common share	$1.37	$1.08	$4.02	$3.15

Share Data:
Basic weighted average common shares outstanding	76,562	76,309	76,507	76,215
Diluted weighted average common shares outstanding	77,709	77,523	77,717	77,246

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$491,767	$375,950
Receivables - net	324,895	294,166
Inventories	287,126	259,724
Other current assets	51,451	74,203
Total current assets	1,155,239	1,004,043
Property, plant and equipment - net	276,821	258,350
Goodwill and intangible assets	2,104,280	2,118,904
Other noncurrent assets	18,467	18,331
Total assets	$3,554,807	$3,399,628

Liabilities and shareholders' equity
Current liabilities
Trade accounts payable	$141,178	$147,067
Accrued expenses	185,453	184,705
Short-term borrowings	536	258
Dividends payable	33,046	28,945
Total current liabilities	360,213	360,975
Long-term borrowings	848,246	858,788
Other noncurrent liabilities	285,774	293,323
Total liabilities	1,494,233	1,513,086
Shareholders' equity	2,060,574	1,886,542
Total liabilities and shareholders' equity	$3,554,807	$3,399,628

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net income	$312,436	$243,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,725	28,425
Amortization of intangible assets	29,505	35,381
Amortization of debt issuance expenses	998	989
Share-based compensation expense	19,814	18,143
Deferred income taxes	(1,480)	1,888
Non-cash interest expense associated with forward starting swaps	4,869	5,004
Changes in (net of the effect from acquisitions):
Receivables	(34,057)	(28,407)
Inventories	(27,903)	(4,869)
Other current assets	7,635	(15,113)
Trade accounts payable	(4,420)	3,681
Accrued expenses	33	9,912
Other - net	(11,402)	(1,965)
Net cash flows provided by operating activities	325,753	296,580
Cash flows from investing activities
Purchases of property, plant and equipment	(39,856)	(28,054)
Purchase of intellectual property	(4,000)	—
Acquisition of businesses, net of cash acquired	(20,205)	—
Proceeds from disposal of fixed assets	211	5,159
Other - net	(1,180)	(337)
Net cash flows used in investing activities	(65,030)	(23,232)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	33,000
Payments under revolving credit facilities	(11,128)	(181,692)
Dividends paid	(94,913)	(82,869)
Proceeds from stock option exercises	26,793	18,980
Purchases of common stock	(50,654)	(22,650)
Shares surrendered for tax withholding	(11,260)	(5,903)
Settlement of foreign exchange contracts	6,593	4,406
Net cash flows used in financing activities	(134,569)	(236,728)
Effect of exchange rate changes on cash and cash equivalents	(10,337)	30,707
Net increase (decrease) in cash	115,817	67,327
Cash and cash equivalents at beginning of year	375,950	235,964
Cash and cash equivalents at end of period	$491,767	$303,291

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Three Months Ended September 30, (a)		Nine Months Ended September 30, (a)
	2018	2017	2018	2017
Fluid & Metering Technologies
Net sales	$239,213	$220,953	$714,346	$658,905
Operating income (b)	69,755	61,988	207,149	179,830
Operating margin	29.2%	28.1%	29.0%	27.3%
EBITDA	$74,844	$67,950	$222,994	$196,946
EBITDA margin	31.3%	30.8%	31.2%	29.9%
Depreciation and amortization	$5,500	$6,192	$16,901	$17,823
Capital expenditures	6,487	3,944	15,142	12,159

Health & Science Technologies
Net sales	$222,426	$207,127	$670,904	$611,215
Operating income (b)	49,144	46,073	153,519	134,605
Operating margin	22.1%	22.2%	22.9%	22.0%
EBITDA	$57,745	$58,232	$184,659	$168,955
EBITDA margin	26.0%	28.1%	27.5%	27.6%
Depreciation and amortization	$9,381	$11,189	$30,860	$34,447
Capital expenditures	8,614	3,015	17,296	11,489

Fire & Safety/Diversified Products
Net sales	$161,832	$146,599	$485,305	$432,029
Operating income (b)	44,726	36,199	130,162	106,022
Operating margin	27.6%	24.7%	26.8%	24.5%
EBITDA	$47,925	$38,864	$144,398	$115,297
EBITDA margin	29.6%	26.5%	29.8%	26.7%
Depreciation and amortization	$3,541	$3,709	$10,912	$10,938
Capital expenditures	3,787	1,506	7,232	4,178

Corporate Office and Eliminations
Intersegment sales eliminations	$(583)	$(189)	$(983)	$(741)
Operating income (b)	(18,492)	(17,756)	(61,183)	(53,149)
EBITDA	(17,709)	(18,915)	(59,609)	(51,801)
Depreciation and amortization	184	190	557	598
Capital expenditures	—	50	186	228

Company
Net sales	$622,888	$574,490	$1,869,572	$1,701,408
Operating income	145,133	126,504	429,647	367,308
Operating margin	23.3%	22.0%	23.0%	21.6%
EBITDA	$162,805	$146,131	$492,442	$429,397
EBITDA margin	26.1%	25.4%	26.3%	25.2%
Depreciation and amortization (c)	$18,606	$21,280	$59,230	$63,806
Capital expenditures	18,888	8,515	39,856	28,054

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		Three Months Ended September 30, (a)		Nine Months Ended September 30, (a)
		2018	2017	2018	2017
	Fluid & Metering Technologies
	Net sales	$239,213	$220,953	$714,346	$658,905
	Adjusted operating income (b)	70,582	61,988	208,462	181,396
	Adjusted operating margin	29.5%	28.1%	29.2%	27.5%
	Adjusted EBITDA	$75,671	$67,950	$224,307	$198,512
	Adjusted EBITDA margin	31.6%	30.8%	31.4%	30.1%
	Depreciation and amortization	$5,500	$6,192	$16,901	$17,823
	Capital expenditures	6,487	3,944	15,142	12,159

	Health & Science Technologies
	Net sales	$222,426	$207,127	$670,904	$611,215
	Adjusted operating income (b)	52,260	46,073	158,817	137,633
	Adjusted operating margin	23.5%	22.2%	23.7%	22.5%
	Adjusted EBITDA	$60,861	$58,232	$189,957	$171,983
	Adjusted EBITDA margin	27.4%	28.1%	28.3%	28.1%
	Depreciation and amortization	$9,381	$11,189	$30,860	$34,447
	Capital expenditures	8,614	3,015	17,296	11,489

	Fire & Safety/Diversified Products
	Net sales	$161,832	$146,599	$485,305	$432,029
	Adjusted operating income (b)	44,786	36,199	130,589	106,095
	Adjusted operating margin	27.7%	24.7%	26.9%	24.6%
	Adjusted EBITDA	$47,985	$38,864	$144,825	$115,370
	Adjusted EBITDA margin	29.7%	26.5%	29.8%	26.7%
	Depreciation and amortization	$3,541	$3,709	$10,912	$10,938
	Capital expenditures	3,787	1,506	7,232	4,178

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(583)	$(189)	$(983)	$(741)
	Adjusted operating income (b)	(17,874)	(17,756)	(59,970)	(53,019)
	Adjusted EBITDA	(17,091)	(18,915)	(58,396)	(51,671)
	Depreciation and amortization	184	190	557	598
	Capital expenditures	—	50	186	228

	Company
	Net sales	$622,888	$574,490	$1,869,572	$1,701,408
	Adjusted operating income	149,754	126,504	437,898	372,105
	Adjusted operating margin	24.0%	22.0%	23.4%	21.9%
	Adjusted EBITDA	$167,426	$146,131	$500,693	$434,194
	Adjusted EBITDA margin	26.9%	25.4%	26.8%	25.5%
	Depreciation and amortization (c)	$18,606	$21,280	$59,230	$63,806
	Capital expenditures	18,888	8,515	39,856	28,054

(a)
Three and nine months data include the results of Finger Lakes Instrumentation (July 2018) and thinXXS (December 2017) in the Health & Science Technologies segment from the date of acquisition and the results of Faure Herman (October 2017) in the Fluid & Metering Technologies segment through the date of disposition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)	Depreciation and amortization excludes amortization of debt issuance costs.